UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 29, 2024

SPECTRAL AI, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-40058	85-3987148
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2515 McKinney Avenue, Suite 1000 Dallas, Texas	75201
(Address of principal executive offices)	(Zip Code)

(972) 499-4934

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencements communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MDAI	The Nasdaq Stock Market LLC
Redeemable Warrants, each whole warrant exercisable for one share of Common Stock, at an exercise price of $11.50 per share	MDAIW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Wensheng Fan resigned as the Chief Executive Officer of Spectral AI, Inc. (the “Company”) and as a director of the Company on February 29, 2024. Mr. Fan has agreed to serve the Company as Chief Innovation Strategist to continue to provide support for its current technology and to assist in the transition of the Chief Executive Officer.

(c) As announced in the press release attached to this Current Report on Form 8-K, the Board of Directors of the Company (the “Board”) have appointed Peter M. Carlson to the position of Chief Executive Officer and Vincent S. Capone to the position of Chief Financial Officer and General Counsel effective February 29, 2024. Mr. Carlson most recently served as the Company’s Chief Financial Officer and Mr. Capone has been the Company’s General Counsel since 2022.

Prior to his role as CFO at the Company, Mr. Carlson most recently served as CFO at MiMedx Group, Inc., a pioneer and leader in the advanced wound care space. Prior to joining MiMedx, Mr. Carlson was with Brighthouse Financial, and played an essential role in establishing Brighthouse as a separate public company after its spin-off from MetLife, Inc., where he worked for eight years. At MetLife, as Chief Accounting Officer, he led accounting, tax and financial reporting activities, along with budgeting and financial planning. Prior to MetLife, Mr. Carlson was the Controller at Wachovia Corporation and an audit partner for a Big Four accounting firm. Mr. Carlson currently serves as a Board Member at White Mountains Insurance Group and as a trustee for Wake Forest University. He is a certified public accountant in New York and North Carolina, and he received a Bachelor of Science from Wake Forest University.

Mr. Carlson, age 59, will receive annual base compensation of $550,000. He will be eligible for an annual target bonus of $550,000 payable upon the achievement of certain milestones and performance goals, as specified by the Board. He will be granted restricted stock units (RSUs) under and subject to the terms of the Company’s 2022 Long Term Incentive Plan on the date of employment, to acquire 150,000 shares of common stock of the Company. The RSUs will vest dependent upon the completion of certain milestones and performance goals over the three-year period immediately following employment, or, if such milestones are not achieved, the RSUs will vest annually with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next two anniversary dates of the grant date thereafter, as may be applicable. Upon a change of control of the Company, the RSUs will become fully vested prior to the change of control.

Prior to his joint role as Chief Financial Officer and General Counsel, Mr. Capone has served as General Counsel and Corporate Secretary of the Company since March 2022. Prior to joining the Company, Mr. Capone most recently served as President of a New York-based private equity fund investing in technology companies. Mr. Capone has an extensive background in representing life science and technology companies and he has a proven track record as a business-focused and results-oriented leader in driving corporate growth and development. He began his career as a certified public accountant at KPMG, LLP before practicing corporate and securities law. He has more than 20 years of broad legal experience, first at Morgan Lewis LLP, then as a Partner at Reed Smith LLP. Mr. Capone serves as a senior advisor to Alexet Capital Associates, LLC and is a Board Member of the Ryan Lesher Foundation, a non-profit organization assisting families in Bucks County, Pennsylvania. Mr. Capone earned both his J.D. and M.B.A. degrees from Temple University and his B.S. degree in Accounting from The Pennsylvania State University.

Mr. Capone, age 57, will receive annual base compensation of $400,000. He will be eligible for an annual target bonus of $400,000 payable upon the achievement of certain milestones and performance goals, as specified by the Board. He will be granted restricted stock units (RSUs) under and subject to the terms of the Company’s 2022 Long Term Incentive Plan on the date of employment, to acquire 150,000 shares of common stock of the Company. The RSUs will vest dependent upon the completion of certain milestones and performance goals over the three-year period immediately following employment, or, if such milestones are not achieved, the RSUs will vest annually with the first installment vesting on the first anniversary of the grant date and subsequent installments on each of the next two anniversary dates of the grant date thereafter, as may be applicable. Upon a change of control of the Company, the RSUs will become fully vested prior to the change of control.

(e) In connection with the resignation of Mr. Fan, described in Item 5.02(b) above, the Company entered into an employment letter and a Separation and Release Agreement with Mr. Fan in which Mr. Fan acknowledged his resignation as the Company’s Chief Executive Officer and a member of the Company’s Board of Directors, effective February 29, 2024. Pursuant to the employment letter, Mr. Fan will provide certain services to the Company for an initial term of three years. The Company will pay Mr. Fan $200,000 per year for such services plus an additional payment of $40,000 for his additional accrued benefits in exchange for the Company and Mr. Fan releasing each other from any claims and further restrictions relating to non-solicitation, non-competition and assignment of inventions covenants.

Item 7.01.	Regulation FD Disclosure.

On February 29, 2024, the Company issued a press release announcing the resignation of Mr. Wensheng Fan and the appointment of Mr. Peter Carlson as Chief Executive Officer of the Company and the appointment of Mr. Vincent Capone as Chief Financial Officer and General Counsel of the Company, a copy of which is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 to this Current Report on Form 8-K, and in Exhibit 99.1 furnished herewith, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release issued by Spectral AI, Inc. on February 29, 2024.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 1, 2024

SPECTRAL AI, INC.

By:	/s/ Peter M. Carlson
Name:	Peter M. Carlson
Title:	Chief Executive Officer

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